LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.

                                                                                                                                          Harold P. Gewerter, Esq.

October 5, 2011

Board of Directors
Turnpoint Global, Inc.
Hamngatan 4
65224 Karlstad, Sweden
Re:       Registration Statement on Form S-1 for Turnpoint Global, Inc., a Nevada corporation (the "Company")

Dear Ladies and Gentlemen:

I have acted a counsel to the company in regards to the above referenced filing. This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 1,500,000 shares for direct public sale of the Company's common stock, $0.003 par value, to be sold by the issuer.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.	The Certificate of Incorporation of the Company;
ii.	The Registration Statement and the Exhibits thereto; and
iii.	Such other documents and matters of law, as I have deemed necessary for the expression of the opinion herein contained.

2705 Airport Drive, N. Las Vegas, Nevada 89032
Telephone: (702) 382-1714 ♦  Facsimile: (702) 382-1759
Email: harold@gewerterlaw.com

Re: Turnpoint Global
May 26, 2011

Based on the foregoing, I am of the opinion that the Shares will upon the effectiveness of the registration and the issuance of the shares be duly and validly issued, duly authorized and are fully paid and non-assessable.

This opinion is limited to federal law as in effect on the date of the effectiveness of the registration statement, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel " in the prospectus comprising part of the Registration Statement.

Sincerely yours,

/s/ HAROLD P. GEWERTER, ESQ., LTD.

Harold P. Gewerter, Esq.

2705 Airport Drive, N. Las Vegas, Nevada 89032
Telephone: (702) 382-1714 ♦  Facsimile: (702) 382-1759
Email:   harold@gewerterlaw.com